                                EXHIBIT 21.1
                                SUBSIDIARIES
                       THE SABRE GROUP HOLDINGS, INC.

THE SABRE GROUP HOLDINGS, INC. SUBSIDIARIES
(EACH SUBSIDIARY'S SUBSIDIARIES OUTLINED FURTHER BELOW)*

         The SABRE Group, Inc. (Delaware)

THE SABRE GROUP, INC. SUBSIDIARIES*

     Axess International Network, Inc. (Japan) (25%)
     ENCOMPASS Holding, Inc. (Delaware)
     Prize Ltd. (Latvia) (50%)
     SABRE Decision Technologies International, Inc. (Delaware)
     SABRE Decision Technologies Licensing, Inc. (Delaware)
     SABRE International Holdings, Inc. (Delaware)
     SABRE International, Inc. (Delaware)
     SST Finance, Inc. (Delaware)
     SST Holding, Inc. (Delaware)
     TSGL, Inc. (Delaware)
     Ticketnet Corporation (Canada)

ENCOMPASS HOLDING, INC. SUBSIDIARY*

     ENCOMPASS (partnership) (50%)

SABRE DECISION TECHNOLOGIES INTERNATIONAL, INC. SUBSIDIARY*

     SABRE Decision Technologies (Australia) Pty Ltd.

SABRE INTERNATIONAL, INC. SUBSIDIARIES*

     SABRE Belgium (Belgium) (99%)
     SABRE Computer-Reservierungssystem GmbH (Austria)
     SABRE Danmark ApS (Denmark)
     SABRE Deutschland Marketing GmbH (Germany)
     SABRE Deutschland Services GmbH (Germany)
     SABRE Espana Marketing, S.A. (Spain) (99%)
     SABRE Europe Management Services Ltd. (UK) (99%)
     SABRE France Sarl (France)
     SABRE Hellas SA (Greece)
     SABRE Ireland Limited (Ireland)

     SABRE Italia S.r.l. (Italy) (99%)
     SABRE Marketing Nederland B.V. (The Netherlands)
     SABRE Norge AS (Norway) SABRE Portugal Servicos Lda (Portugal) (99%) SABRE Servicios Colombia LTDA (Colombia) (99%)
     SABRE Suomi Oy (Finland)
     SABRE Sverige AB (Sweden)
     SABRE UK Marketing Ltd. (UK) (99%)
     STIN Luxembourg S.A. (Luxembourg) (99%)

SABRE INTERNATIONAL HOLDINGS, INC. SUBSIDIARIES*

     SABRE Belgium (Belgium) (1%)
     SABRE Espana Marketing, S.A. (Spain) (1%)
     SABRE Europe Management Services Ltd. (UK) (1%)
     SABRE Italia S.r.l. (Italy) (1%)
     SABRE Portugal Servicos LDA (Portugal) (1%)
     SABRE Servicios Colombia LTDA (Colombia) (1%)
     SABRE UK Marketing Ltd. (UK) (1%)
     STIN Luxembourg SA (Luxembourg) (1%)

SST HOLDING, INC. SUBSIDIARY*

     SABRE Sociedad Technologica S.A. (Mexico) (50%)

SABRE SOCIEDAD TECHNOLOGICA S.A. SUBSIDIARY*

     SABRE Services Administration (Mexico)

TSGL, INC. SUBSIDIARIES*

     TSGL Holding, Inc. (Delaware)
     TSGL-SCS, Inc. (Delaware)

TICKETNET CORPORATION SUBSIDIARY*

     148548 Canada, Inc. (Canada)





* All subsidiaries are wholly-owned unless otherwise noted in parenthesis.